Exhibit 10.2
EXECUTION COPY
THIRD AMENDMENT
          THIRD AMENDMENT, dated as of December 13, 2006 (this “Third Amendment”), representing an amendment to the Amended and Restated Credit Agreement, dated as of August 19, 2004 (as amended by the First Amendment and Waiver dated as of December 16, 2004 and the Second Amendment dated as of July 8, 2005, the “Credit Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower” or “CHS”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the several lenders from time to time parties thereto (the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the “Syndication Agent”), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the “Documentation Agent”) and JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
          WHEREAS, the Borrower, Parent, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Lenders are parties to the Credit Agreement;
          WHEREAS, the Borrower and Parent have requested that the Administrative Agent and the Required Lenders agree to amend certain provisions of the Credit Agreement;
          WHEREAS, the Administrative Agent and the Lenders parties hereto are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein; and
          WHEREAS, it is expected that substantially contemporaneous with this Third Amendment becoming effective the Credit Agreement will be amended, as contemplated in subsection 2.4 of the Credit Agreement, to provide for an additional tranche of term loans, in the aggregate principal amount of $400,000,000, with such amendment to be executed and delivered by the Borrower, the Administrative Agent and the Lenders (including new Lenders) committing to make such term loans;
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:
          1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
          2. Amendment to Definition of “Asset Sale Prepayment Trigger” in Subsection 1.1. The definition of “Asset Sale Prepayment Trigger” in subsection 1.1 of the Credit Agreement is hereby amended by inserting after the amount “$75,000,000” in the fifth line thereof the parenthetical phrase “(or, in the case of an Asset Sale after the effective date of the Third Amendment to this Agreement, the aggregate cash Net Proceeds received in connection with all such Asset Sales on and after the effective date of the Third Amendment to this Agreement exceed $75,000,000)”.
          3. Amendment to the Definition of “Contingent Obligation” in Subsection 1.1. The definition of “Contingent Obligation” in subsection 1.1 of the Credit Agreement is hereby amended by inserting after the word “dividends” in the second line thereof the parenthetical phrase “(other than stock dividends of the Parent)”.
          4. Amendment to the Definition of “Replacement Capital Expenditures” in Subsection 1.1. The definition of “Replacement Capital Expenditures” in subsection 1.1 of the Credit Agreement is hereby amended by inserting after the word “of” in the second line thereto the parenthetical numeral “(i)” and by inserting after the word “thereafter” in the fifth line thereto the phrase “or (ii) the Hospital in Barstow, California (owned, leased or operated by the Borrower or any of its Subsidiaries or in which the Borrower or any of its Subsidiaries owns an equity interest as of the effective date of the Third Amendment) and the Hospital in Lindenhurst, Illinois”.
          5. Amendment to Subsection 2.4. Subsection 2.4 of the Credit Agreement is hereby amended by replacing the phrase “Closing Date” with the phrase “First Incremental Amendment Effective Date”.
          6. Amendment to Subsection 4.6(d)(i). Subsection 4.6(d)(i) of the Credit Agreement is hereby deleted in its entirety and inserting in lieu thereof the following:
          “(i) Amounts to be applied in connection with prepayments made pursuant to paragraph (a) or (b) above other than from proceeds from issuance of Convertible Subordinated Debt or High Yield Subordinated Debt shall be applied, first, to the ratable prepayment of the Term Loans (in the manner set forth in clause (ii) of this paragraph (d)) and second, to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments). Amounts to be applied in connection with prepayments made pursuant to paragraph (a) above in connection with proceeds from issuance of Convertible Subordinated Debt or High Yield Subordinated Debt shall be applied to the ratable prepayment of the Term Loans (in the manner set forth in clause (ii) of this paragraph (d)) or to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments) in an order to be determined as specified by the Borrower in a notice to the Administrative Agent. Amounts to be applied in connection with prepayments made pursuant to paragraph (c) above shall be applied, first, to the ratable prepayment of the Term Loan installments scheduled to be paid during the next twelve months after the date of such prepayment, in the order that such installments are scheduled to be paid; second, to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments); and third, to the prepayment of the remaining installments of the Term Loans on a pro rata basis.”
          7. Amendment to Subsection 8.2(h). Subsection 8.2(h) is hereby amended by inserting at the end of clause (iii)(B) thereof, immediately before the word “and”, the parenthetical phrase "(excluding any such payment in the form of a cash net settlement payment in connection with the exercise of the conversion right under any Convertible Subordinated Debt, provided that the aggregate principal amount of such payments shall at no time exceed $350,000,000).”
          8. Amendment to Subsection 8.7. Subsection 8.7 is hereby amended by (i) deleting the “and” at the end of paragraph (n) thereof, (ii) deleting the period and inserting in lieu thereof ”; and” at the end of paragraph (o) thereof; and inserting after paragraph (n) thereof the following:
          “(p) the Borrower and its Subsidiaries may make Investments in securities convertible into, exchangeable for or exercisable into the shares of capital stock or other equity interests of the Parent.”
          9. Amendment to Subsection 8.9. Subsection 8.9 of the Credit Agreement is hereby amended by:
          (a) inserting after the phrase “any class of stock” in the fourth line thereof the parenthetical phrase “(other than in exchange for or out of the net cash proceeds to Parent from the substantially concurrent issue or sale of other shares of capital stock or other equity interests of Parent, or warrants, options or rights to purchase or acquire any shares of capital stock or other equity interest of Parent)”.
          (b) deleting paragraph (c) thereof in its entirety and inserting in lieu thereof:
          “(c) so long as no Default or Event of Default has occurred or would occur after giving effect to such declaration or payment, the Borrower may, from time to time, declare and pay cash dividends or make other distributions to Parent on the common stock of the Borrower (including, without limitation, payments made for the purchase, redemption, retirement or other acquisition of any shares of any class of stock (including, without limitation, the outstanding capital stock of Parent); provided that the proceeds of such dividends shall be used within 30 days of the receipt of such dividends by Parent to repurchase, or pay dividends on, Parent stock and, provided further, that the amount of such cash dividends and other distributions or payments paid or made from and after the effective date of the Third Amendment does not exceed in the aggregate $300,000,000 plus (to the extent not previously used) the net cash proceeds received by the Parent in respect of any Employee Issuances after the Closing Date; and”.
          10. Amendment to Subsection 8.11. Subsection 8.11 of the Credit Agreement is hereby amended by inserting “(i)” after the word “transactions” in the third line thereof and inserting after the word “inventory” in the last line thereof “or (ii) relating to or on the shares of capital stock or other equity interests of the Parent”.
          11. Amendment to Subsection 8.15. Subsection 8.15 of the Credit Agreement is hereby amended by replacing the term “24 months” with the term “30 months” and by replacing the amount “$50,000,000” with the amount “$75,000,000”.
          12. Amendment to Section 11. Section 11 of the Credit Agreement is hereby amended by inserting the following new Subsection 11.14 in its entirety after Subsection 11.13:

          “11.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Credit Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Assignee, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Credit Document.
          “Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
          “All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.”
          13. Conditions to Effectiveness of this Third Amendment. This Third Amendment shall become effective upon receipt by the Administrative Agent of (i) counterparts of this Third Amendment duly executed by each of the Borrower, Parent and the Administrative Agent and consented to by the Required Lenders (such date, the “Third Amendment Effective Date”) and (ii) a fee for each Lender that has executed and delivered to the Administrative Agent an executed signature page of this Third Amendment by 5:00 p.m., New York time, on December 6, 2006 of 0.05% of the sum of the outstanding principal amount of the Term Loan and the amount of the Revolving Credit Commitment of such Lender.
          14. Representations and Warranties. On and as of the date hereof and after giving effect to this Third Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 5 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, provided that the references to the Credit Agreement in such representations and warranties shall be deemed to refer to the Credit Agreement as amended pursuant to this Amendment.
          15. Continuing Effect; No Other Amendments. Except as expressly set forth in this Third Amendment, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and the Borrower shall continue to be bound by all of such terms and provisions. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute an amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same subsections for any other date or purpose.
          16. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection with the preparation and delivery of this Third Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          17. Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Third Amendment signed by the parties hereto shall be delivered to the Borrower and the Administrative Agent. The execution and delivery of this Third Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its Commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.
          18. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/
	Name:	W. Larry Cash
	Title:	Executive Vice President & CFO

COMMUNITY HEALTH SYSTEMS, INC.
By:	/s/
	Name:	W. Larry Cash
	Title:	Executive Vice President & CFO

[Lender Signature Pages Omitted] JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender [ ], as a Lender